Exhibit 10.1
WAIVER AND AMENDMENT NO. 3
Dated as of April 30, 2014
to
CREDIT AGREEMENT
Dated as of August 10, 2012
THIS WAIVER AND AMENDMENT NO. 3 (“Amendment”) is made as of April 30, 2014 and shall, upon satisfaction of the conditions precedent set forth in Section 3 below be effective as of the date hereof (the “Amendment No. 3 Effective Date”) by and among AmTrust Financial Services, Inc., a Delaware corporation (the “Borrower”), the financial institutions listed on the signature pages hereof and JPMorgan Chase Bank, N.A., as Administrative Agent (the “Administrative Agent”), under that certain Credit Agreement dated as of August 10, 2012, by and among the Borrower, the Lenders and the Administrative Agent (as amended, restated, supplemented or otherwise modified from time to time, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined herein shall have the respective meanings given to them in the Credit Agreement.
WHEREAS, the Borrower has requested that the requisite Lenders and the Administrative Agent agree to make certain modifications to, and agree to certain waivers in respect of, the Credit Agreement;
WHEREAS, the Borrower, the Lenders party hereto and the Administrative Agent have so agreed on the terms and conditions set forth herein;
NOW, THEREFORE, in consideration of the premises set forth above, the terms and conditions contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Borrower, the Lenders party hereto and the Administrative Agent hereby agree to enter into this Amendment.
1.Waiver. The Borrower has informed the Lenders that an Event of Default has occurred under clause (d) of Article VII of the Credit Agreement as a result of the Borrower’s failure to comply with Section 6.04 of the Credit Agreement due to the acquisition by IGI Group Limited, a Subsidiary of the Borrower, of fifty-five percent (55%) of the Equity Interests of Tecprotec Holdings Pte. Ltd. for £2,500,000 (such specific failure, the “Specified Default”). Subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Lenders party hereto hereby waive (a) the Specified Default and (b) any other Event of Default arising under clause (c) of Article VII of the Credit Agreement solely as a result of the Specified Default. This specific waiver applies only to the Specified Default and only for the period and for the express circumstances described above. This specific waiver shall not be construed to constitute (i) a waiver of any other event, circumstance or condition or of any other right or remedy available to the Administrative Agent or any Lender pursuant to the Credit Agreement or any other Loan Document or (ii) a course of dealing or a consent to any departure by the Borrower from any other term or requirement of the Credit Agreement.

2.    Amendments to Credit Agreement. Effective as of the Amendment No. 3 Effective Date but subject to the satisfaction of the conditions precedent set forth in Section 3 below, the Credit Agreement is hereby amended as follows:
(a)    The definition of “Permitted Acquisition” set forth in Section 1.01 of the Credit Agreement is hereby amended to amend and restate clause (i) thereof in its entirety to read as follows:
(i)    in the case of the acquisition of Equity Interests of such Person, upon the consummation thereof, such acquired Person or any Person formed in connection with such acquisition shall be a Subsidiary of the Borrower;
(b)    Section 6.04 of the Credit Agreement is amended to (i) delete the word “and” appearing at the end of clause (m) thereof, (ii) delete the period appearing at the end of clause (n) thereof and replace such period with “; and” and (iii) add the following as a new clause (o) thereof:
(o)    in addition to Investments permitted by clauses (a) through (n) of this Section 6.04, additional Investments by the Borrower and any Subsidiary, so long as the aggregate amount of all Investments made pursuant to this clause (o) does not exceed $25,000,000 at any time.
(c)    Section 6.04 is amended to add the following paragraph to the end thereof:
For purposes of covenant compliance with this Section 6.04, the amount of any Investment shall be the amount actually invested, without adjustment for subsequent increases or decreases in the value of such Investment, less any amount paid, repaid, returned, distributed or otherwise received in cash in respect of such Investment.
(d)    Section 6.14(d) of the Credit Agreement is amended and restated in its entirety to read as follows:
(d)    Risk-Based Capital. The Borrower will not permit “total adjusted capital” (within the meaning of the Insurance Model Act as of the Effective Date) of (x) any of its existing or future U.S. Regulated Insurance Companies, in each case as determined as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2013, to be less than 150.0% of the applicable “Company Action Level RBC” (within the meaning of the Insurance Model Act) on an individual basis for each such Regulated Insurance Company and (y) all of its existing and future U.S. Regulated Insurance Companies, as determined as of the end of each fiscal year, commencing with the fiscal year ending December 31, 2013, to be less than 200.0% of the applicable “Company Action Level RBC” (within the meaning of the Insurance Model Act) on a consolidated basis for all such Regulated Insurance Companies.
3.    Conditions of Effectiveness. The effectiveness of this Amendment is subject to the conditions precedent that the Administrative Agent shall have received (i) counterparts of this Amendment duly executed by the Borrower, the Required Lenders and the Administrative Agent, (ii) for the account of each Lender that delivers its executed signature page hereto by such time as is requested by the Borrower and the Administrative Agent, an amendment fee equal to $2,500 and (iii) payment and/or reimbursement of the Administrative Agent’s and its affiliates’ fees and expenses (including, to the extent invoiced, the reasonable fees and expenses of counsel for the Administrative Agent) in connection with this Amendment.

4.    Representations and Warranties of the Borrower. The Borrower hereby represents and warrants as follows:
(a)    This Amendment and the Credit Agreement as amended hereby constitute legal, valid and binding obligations of the Borrower and are enforceable against the Borrower in accordance with their terms, subject to applicable bankruptcy, insolvency, reorganization, moratorium or other laws affecting creditors’ rights generally and subject to general principles of equity, regardless of whether considered in a proceeding in equity or at law.
(b)    As of the date hereof and giving effect to the terms of this Amendment, (i) no Default or Event of Default shall have occurred and be continuing and (ii) the representations and warranties of the Borrower set forth in the Credit Agreement, as amended hereby, are true and correct as of the date hereof.
5.    Reference to and Effect on the Credit Agreement.
(a)    Upon the effectiveness hereof, each reference to the Credit Agreement in the Credit Agreement or any other Loan Document shall mean and be a reference to the Credit Agreement as amended hereby.
(b)    Each Loan Document and all other documents, instruments and agreements executed and/or delivered in connection therewith shall remain in full force and effect and are hereby ratified and confirmed.
(c)    Except with respect to the subject matter hereof and as set forth herein, the execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of the Administrative Agent or the Lenders, nor constitute a waiver of any provision of the Credit Agreement, the Loan Documents or any other documents, instruments and agreements executed and/or delivered in connection therewith.
6.    Governing Law. This Amendment shall be construed in accordance with and governed by the law of the State of New York.
7.    Headings. Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.
8.    Counterparts. This Amendment may be executed by one or more of the parties hereto on any number of separate counterparts, and all of said counterparts taken together shall be deemed to constitute one and the same instrument.
[Signature Pages Follow]

IN WITNESS WHEREOF, this Amendment has been duly executed as of the day and year first above written.

AMTRUST FINANCIAL SERVICES, INC.,
as the Borrower

By: /s/ Harry Schlachter
Name: Harry Schlachter
Title: Senior Vice President - Treasurer

JPMORGAN CHASE BANK, N.A.,
individually as a Lender, as Issuing Bank and as Administrative Agent

By: /s/ Hector J. Verona
Name: Hector J. Verona
Title: Vice President

KEYBANK NATIONAL ASSOCIATION,
as a Lender

By: /s/ James Cribbet
Name: James Cribbet
Title: Senior Vice President

SUNTRUST BANK,
as a Lender

By: /s/ Paula Mueller
Name: Paul Mueller
Title: Director

ASSOCIATED BANK, NATIONAL ASSOCIATION,
as a Lender

By: /s/ Liliana Huerta
Name: Liliana Huerta
Title: Vice President

Signature Page to Waiver and Amendment No. 3 to
Credit Agreement dated as of August 10, 2012
AmTrust Financial Services, Inc.

LLOYDS TSB BANK PLC,
as a Lender

By: /s/ Dennis McClellan
Name: Dennis McClellan M040
Title: Assistant Vice President

By: /s/ Joel Slomko
Name: Joel Slomko S088
Title: Assistant Vice President

FIRST NIAGARA BANK, N.A., as a Lender

By: /s/ David Reading
Name: David Reading
Title: First Vice President

THE PRIVATEBANK AND TRUST COMPANY, as a Lender

By: /s/ Andrew C. Haak
Name: Andrew C. Haak
Title: Managing Director

CHANG HWA COMMERCIAL BANK, LTD., NEW YORK BRANCH, as a Lender

By: /s/ Eric Tsai
Name: Eric Tsai
Title: Vice President and General Manager

Signature Page to Waiver and Amendment No. 3 to
Credit Agreement dated as of August 10, 2012
AmTrust Financial Services, Inc.